Exhibit 3.1.1.2


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                    FLORIDINO'S INTERNATIONAL HOLDINGS, INC.


The Articles of Incorporation of Floridino's International Holdings, Inc., a Florida corporation (the "Corporation"), re hereby amended as follows:

                      Article X is deleted in its entirety.

The foregoing was adopted by resolution of the Board of Directors dated September, 2000 and does not require the consent of the shareholders pursuant to
Section 607.0732.


Dated as of January 30, 2001          /s/ William C. Keeler
                                      ---------------------
                                      William C. Keeler, Chief Executive Officer



                                      /s/ Frank Dolney
                                      ----------------
                                      Frank Dolney, Secretary